Exhibit 99.4

[FORM OF PROXY]

MIDDLEBURG FINANCIAL CORPORATION 111 WEST WASHINGTON STREET P.O. BOX 5 MIDDLEBURG, VA 20117

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until          Eastern Time the day of the special meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until          Eastern Time the day of the special meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒

Special Meeting Proxy Card

▼	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	▼

∎	Proposals – The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain

1.	Proposal to approve the Agreement and Plan of Reorganization, dated as of October 21, 2016, between Access National Corporation (“Access”) and Middleburg Financial Corporation (“Middleburg”), including the related Plan of Merger, pursuant to which Middleburg will merge with and into Access (the “Merger”)	☐	☐	☐

2.	Proposal to to approve, in a non-binding advisory vote, certain compensation that may become payable to Middleburg’s named executive officers in connection with the Merger	☐	☐	☐

3.	Proposal to adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve Proposal 1.	☐	☐	☐

4.	In their discretion the proxy agents are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or a partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (PLEASE SIGN WITHIN BOX)	Date

▼	KEEP THIS PORTION FOR YOUR RECORDS	▼

        DETACH AND RETURN THIS PORTION ONLY

  REVOCABLE PROXY

MIDDLEBURG FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

            , 2017,         a.m.

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jeffrey H. Culver and Tammy P. Frazier as proxies, each with full power to act alone and with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Middleburg Financial Corporation held of record by the undersigned on [●], 2017, at the Special Meeting of Shareholders to be held at [●], on [●], 2017 at [●] a.m., or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND SUBMITTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO AND THREE.

Continued and to be signed on reverse side